Exhibit 99.6

LETTER TO CLIENTS FOR USE BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST

COMPANIES AND OTHER NOMINEES

THE DOW CHEMICAL COMPANY

Offer to Exchange All Shares of Common Stock of

BLUE CUBE SPINCO INC.

Which Are Owned by The Dow Chemical Company

and Will Be Converted into Shares of Common Stock of

OLIN CORPORATION

for

Shares of Common Stock of The Dow Chemical Company

Pursuant to the Prospectus—Offer to Exchange, dated September 2, 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 8:00 A.M., NEW YORK CITY TIME, ON OCTOBER 1, 2015, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF COMMON STOCK OF THE DOW CHEMICAL COMPANY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the Prospectus—Offer to Exchange, dated September 2, 2015 (together with any amendments or supplements thereto, the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of common stock of The Dow Chemical Company (“TDCC”), par value $2.50 per share (“TDCC common stock”), which collectively constitute the offer by TDCC to exchange all issued and outstanding shares of common stock of Blue Cube Spinco Inc. (“Splitco”), par value $0.001 per share (“Splitco common stock”), which are owned by TDCC. Immediately following the consummation of the exchange offer, Blue Cube Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Olin Corporation (“Olin”), will be merged with and into Splitco, with Splitco surviving the merger and becoming a wholly owned subsidiary of Olin (the “Merger”). In the Merger, each issued and outstanding Splitco common stock will be converted into the right to receive 0.87482759 shares of common stock of Olin (“Olin common stock”). Accordingly, Splitco common stock will not be transferred to participants in the exchange offer; participants will instead receive shares of Olin common stock in the Merger. No trading market currently exists or will ever exist for Splitco common stock. You will not be able to trade the Splitco common stock before or after they are converted into the right to receive shares of Olin common stock in the Merger. There can be no assurance that shares of Olin common stock issued in the Merger will trade at the same prices at which shares of Olin common stock are traded prior to the Merger.

We are the holder of record (directly or indirectly) of shares of TDCC common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of TDCC common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of TDCC common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1. TDCC is offering to exchange all issued and outstanding shares of Splitco common stock for shares of TDCC common stock, at an exchange ratio to be calculated in the manner described below, that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer. Subject to an upper limit, for each share of TDCC common stock that you validly tender in this exchange offer and do not properly withdraw and that is accepted, you will receive a number of shares of Splitco common stock corresponding to a 10 percent discount to the per-share value of the shares of Olin common stock to be received in the Merger, calculated as set forth in the Prospectus. Stated another way, subject to an upper limit, for each $1.00 of TDCC common stock accepted in this exchange offer, you will receive approximately $1.11 of Splitco common stock. See the section in the Prospectus entitled “This Exchange Offer—Terms of this Exchange Offer.” The exchange offer does not provide for a lower limit or minimum exchange ratio. IF THE UPPER LIMIT IS IN EFFECT, AND UNLESS YOU PROPERLY WITHDRAW YOUR SHARES, YOU WILL RECEIVE LESS THAN $1.11 OF SPLITCO COMMON STOCK FOR EACH $1.00 OF TDCC COMMON STOCK THAT IS ACCEPTED IN THE EXCHANGE OFFER, AND YOU COULD RECEIVE MUCH LESS. See the section in the Prospectus entitled “This Exchange Offer—Terms of this Exchange Offer—Upper Limit.”

The value of TDCC common stock and Splitco common stock (by reference to Olin common stock) will be determined by TDCC by reference to the simple arithmetic average of the daily volume-weighted average prices (“VWAP”) on each of the last three trading days of the exchange offer period (not including the expiration date) as it may be voluntarily extended, but not including the last two trading days that are part of any Mandatory Extension (as described below) (“Valuation Dates”), of TDCC common stock and Olin common stock on The New York Stock Exchange (“NYSE”). If the upper limit is in effect, then the exchange ratio will be fixed at that limit and this exchange offer will be automatically extended (a “Mandatory Extension”) until 8:00 a.m. New York City time, on the day after the second trading day following the last trading day prior to the originally contemplated expiration date to permit shareholders to tender or withdraw their TDCC common stock during that period.

2. TDCC’s obligation to exchange shares of Splitco common stock for shares of TDCC common stock is subject to certain conditions, as described in the Prospectus in the section entitled “This Exchange Offer—Conditions for Consummation of this Exchange Offer,” which you should review in detail.

3. Shares of TDCC common stock validly tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer and, unless TDCC has previously accepted such shares pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once TDCC accepts shares of TDCC common stock pursuant to the exchange offer, your tender is irrevocable.

4. Tendering shareholders who fail to complete and sign the Substitute Form W-9 included in the Letter of Transmittal or submit a complete IRS Form W-8BEN, as applicable, may be subject to required U.S. federal backup withholding tax applicable to the gross cash proceeds payable to such shareholder or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of TDCC common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of TDCC common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your shares of TDCC common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.

The exchange offer and withdrawal rights will expire at 8:00 a.m., New York City time, on October 1, 2015, unless the exchange offer is extended or terminated.

Instruction Form with Respect to

THE DOW CHEMICAL COMPANY

Offer to Exchange

All Issued and Outstanding Shares of Common Stock of

BLUE CUBE SPINCO INC.

which will be converted into

Shares of Common Stock of Olin Corporation

for

Shares of Common Stock of The Dow Chemical Company

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus—Offer to Exchange, dated September 2, 2015 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by The Dow Chemical Company (“TDCC”) to exchange all issued and outstanding shares of common stock of Blue Cube Spinco Inc., par value $0.001 per share, that will be converted into shares of Olin Corporation common stock, par value $1 per share, for shares of common stock of TDCC, par value $2.50 per share (“TDCC common stock”).

This instructs you to tender the number of shares of TDCC common stock indicated below (or if no number is indicated below, all shares of TDCC common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:
Shares of TDCC common stock to be tendered
ODD-LOTS

☐	By checking this box, I represent that I own beneficially less than 100 shares of TDCC common stock, am tendering all my shares of TDCC common stock, and do not wish to be subject to proration.
Dated

SIGN HERE:

Signature(s)

Name(s)

Address(s)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s) as applicable

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, BLUE CUBE SPINCO INC., THE DOW CHEMICAL COMPANY OR OLIN CORPORATION.

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